EXHIBIT 5.1

                                   RMF OPINION


                                                                April 25, 2007



Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

                  Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Harvey Electronics, Inc. (the "Company") in connection with the preparation and filing of that certain Registration Statement on Form S-3, as amended (the "Registration Statement") with the Securities and Exchange Commission with respect to the registration of 289,600 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Shares") on behalf of certain shareholders of the Company identified in the Registration Statement (the "Selling Shareholders"). The offering of the Common Shares will be as set forth in the prospectus contained in the Registration Statement, as supplemented by one or more supplements to the prospectus (the "Prospectus").

     In rendering this opinion, we have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of our opinion, to the extent any shares registered in the Registration Statement were issued in connection with the conversion of any of the Company's Series B Preferred Stock or upon the exercise of any of the Company's Series A Warrants held by the Selling Shareholders, we have assumed:
(i) with respect to the conversion of the Series B Preferred Stock, the proper and timely conversion of the Series B Preferred Stock in accordance with the terms thereof; and (ii) with respect to the exercise of the Series A Warrants, the timely exercise and payment by the Selling Shareholders of the full amount of the exercise price due from them to the Company upon exercise of such Series A Warrants.

     Based on and subject to the foregoing, we are of the opinion that the Shares have been validly issued, are fully paid and nonassessable.

     The information set forth herein is as of the date of effectiveness of the Registration Statement. We assume no obligation to advise you of changes that may hereafter be brought to our attention. Our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy that may be enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of future changes in our opinion.

     This opinion is limited in all respects to the law of the State of New York and the applicable federal law of the United States of America as of the date hereof. We are counsel admitted to practice only in the State of New York and our opinion is not being expressed with respect to any matter which may arise under the laws of any other jurisdiction.

     Our opinion is intended solely for the benefit of the Company and the Selling Stockholders (as such term is defined in the Registration Statement), and may not be relied upon for any other purpose or by any other person or entity or made available to any other person or entity without our prior written consent, except that we hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement as filed with the Securities and Exchange Commission and to the reference to us under the heading "Legal Matters" in the Prospectus and the Registration Statement.

                                          Very truly yours,

                                          /s/ Ruskin Moscou Faltischek, P.C.